SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010 (November 5, 2010)

PRIMUS TELECOMMUNICATIONS GROUP,

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

New Executive Officer Appointment. On November 9, 2010, the Board of Directors (“Board”) of Primus Telecommunications Group, Incorporated (“Group”), appointed Mark Guirgis, 42, as Treasurer, an executive officer of Group. Mr. Guirgis previously served as Group’s Vice President—Planning and Analysis from January 2003 until November 2010. Since joining Group in 1998 as Director of Corporate Planning and Analysis, Mr. Guirgis has been responsible for consolidation of its annual business plans, financial forecasts and long-term projections, as well as industry analysis and general corporate development activities. Prior to joining Group, Mr. Guirgis was Manager of Consolidations in the Corporate Planning and Analysis department at MCI Communications Corp., where he worked from 1993 to 1998.

Mr. Guirgis receives salary at a rate of $190,000 per annum under an at-will employment relationship. He is eligible for an incentive bonus award, as determined in the discretion of the Compensation Committee of the Board. Subsequent to his appointment as an executive officer of Group, Mr. Guirgis received an equity award described below.

Management Compensation Plan Awards. On November 8, 2010, the Compensation Committee of Group approved equity awards to the following directors and executives of Group and its subsidiaries. The awards were made in consideration of past services and as an incentive for continued future performance, and include the following Restricted Stock Units (“RSUs”) granted under Group’s Management Compensation Plan:

	RSUs
Name	Immediate Vesting	Vesting at 12/31/11	Vesting at 12/31/12	Total

John Spirtos	25,000	12,500	12,500	50,000
Neil Subin	25,000	14,167	14,166	50,000
Steven Scheiwe	1,667	1,666	1,667	5,000
Ravi Bhatia	1,667	1,666	1,667	5,000
Andrew Day	1,667	1,666	1,667	5,000
James Keeley	1,667	1,666	1,667	5,000
Thomas Hickey	1,667	1,666	1,667	5,000
Mark Guirgis	1,667	1,666	1,667	5,000
John Melick	1,667	1,666	1,667	5,000

In addition, Mr. Scheiwe was granted non-qualified stock options to purchase 10,000 shares of Group common stock at an exercise price of $9.80 per share.

Changes in Annual Board Compensation. Going forward, independent Group Board members will be entitled to receive an award of 5,000 RSUs and 10,000 non-qualified stock options on an annual basis, assuming equity is available for such grants. Effective with service in the fourth quarter of 2010, members of Group’s Board will be entitled to receive, on a per annum basis, the following fees for service on the Board and Board Committees:

Board Membership	$40,000
Lead Independent Director	$20,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Governance Committee Chair	$7,500
Executive Committee Chair	$0
Non-chair Committee Membership*	$5,000

*	Executive Committee Membership would not currently earn additional cash compensation.

Changes in Board Committee Composition. Effective November 5, 2010, John Spirtos was appointed to the Audit Committee of the Board, and Steven Scheiwe was appointed to the Nominating and Governance Committee of the Board. Group’s Board Committees now consist of the following members:

Audit Committee:
Chair:	Steven Scheiwe
Members:	John Spirtos, Neil Subin

Compensation Committee:
Chair	Neil Subin
Members	Steven Scheiwe

Executive Committee:
Chair:	John Spirtos
Members:	Peter Aquino, Neil Subin

Nominating and Governance Committee:
Chair:	Neil Subin
Members:	Steven Scheiwe

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2010, the Board of Group authorized an amendment to Article VI of the Amended and Restated By-laws of Group to enable the capital stock of Group to be represented in either certificated or uncertificated form. Previously, Article VI merely provided for capital stock of Group to be represented in certificated form. Certain additional conforming changes were effected in connection with such amendment relating to transfers and record ownership of Group capital stock. The foregoing is merely a summary of such amendments, and is qualified in its entirety by the full text of such amendment as contained in the Amended and Restated By-laws of Group, as amended, as set forth in (and incorporated herein by reference to) Exhibit 3.1 attached hereto.

Item 9. Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws, as amended, of Primus Telecommunications Group, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: November 10, 2010	By:	/s/ Thomas D. Hickey
Thomas D. Hickey
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws, as amended, of Primus Telecommunications Group, Incorporated